UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 20, 2006
                                                 -------------------------------


                          Pre-Paid Legal Services, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              001-09293                        73-1016728
--------------------------------------------------------------------------------
      (Commission File Number)        (IRS Employer Identification No.)


                   One Pre-Paid Way
                       Ada, OK                                   74820
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                (Zip Code)


                                  (580)436-1234
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On February 20, 2006, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months and year ended December 31, 2005. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                              Description
   -----------                              -----------

       99.1         Company Press Release dated February 20, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Pre-Paid Legal Services, Inc.


                                          By:/s/ Randy Harp
                                             -----------------------------------
                                             Randy Harp, Chief Operating Officer

Date:  February 20, 2006

For Immediate Release                          Company      Steve Williamson
Monday, February 20, 2006                      Contact:        (580) 436-1234

                 Pre-Paid Legal Announces 2005 Year End Results
                                      -- -- --
             13th Consecutive Year of Increased Membership Revenues
                                      -- -- --
   Fourth Quarter Membership Revenues Up 10%; Net Income Up 8% and EPS Up 11%

ADA, OK, February 20, 2006 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the fourth quarter and year ended December 31, 2005. Net income for the fourth quarter of 2005 increased 8% to $11.4 million from $10.5 million for the prior year's fourth quarter. Diluted earnings per share increased 11% to 73 cents per share from 66 cents per share for the prior year's comparable quarter due to an increase in net income of 8% and a 1% decrease in the weighted average outstanding shares. Membership revenues in the fourth quarter of 2005 increased 10% to $100.6 million from $91.3 million for the same period last year.

Net income for the full year of 2005 decreased 12% to $35.8 million from $40.8 million for 2004. Diluted earnings per share for 2005 decreased 8% to $2.29 per share from $2.48 per share for the prior year due to decreased net income of 12% partially offset by an approximate 5% decrease in the weighted average number of outstanding shares. Membership revenues for 2005 were up 10% to $389.3 million from $355.5 million for the prior year marking the thirteenth consecutive year of increased membership revenue.

During 2005 we had meaningful increases in new membership sales and "add-on" Identity Theft sales resulting in a 19% increase in new membership premiums written. Due to this growth, we paid $142 million of commissions to our sales associates, a $23 million dollar increase (19%) over 2004. We expense commission advances in the first month. Increased sales thus reduce current earnings but increase future earnings as the revenues are earned and recorded without the corresponding commissions. This reporting model typically results in our net cash provided by operating activities exceeding our net income, as it did in each of the periods reflected below.

Net cash provided from operating activities increased 6% to $50.1 million for 2005 from $47.3 million for 2004, although cash provided from operating activities before changes in assets and liabilities decreased 12% to $45.4 million for 2005 from $51.7 million for 2004. During 2005 we repurchased 336,100 shares of our stock for $11.7 million at an average share price of $34.73. From April 1999 to year-end 2005, we invested $222.5 million in the repurchase of 9.4 million shares at an average price of $23.64 per share, reducing the number of shares outstanding at year-end 2005 to 15.5 million. At December 31, 2005, we had $38.5 million of debt outstanding and $59.9 million in cash and cash equivalents and unpledged investments.

Fourth quarter 2005 membership fees and associate services revenues increased 2% and 1%, respectively vs. the third quarter of 2005. Associate services and direct marketing expenses decreased approximately 26%. Membership benefits were 36% and 35%, respectively of membership fees in both periods. Commissions, as a percent of membership fees, were 34% in the 2005 fourth quarter vs. 38% in the third quarter due to a 14% decline in new legal service membership sales and "add-on" Identity Theft sales partially offset by a 10% increase in "stand-alone" Identity Theft sales. General and administrative expenses were 13% vs. 12% of membership fees in the fourth and third quarters, respectively.

We will resume our open market repurchase program later this week as we have remaining authorization from the Board to purchase an additional 586,082 shares and $20 million availability under existing bank covenant restrictions.

We will conduct a conference call to present the year end results on Wednesday, February 22, 2006 at 8:30 a.m. Eastern Time. The conference call will be web cast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (913) 981-5519. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 22, 2006 and will run through midnight Tuesday, February 28, 2006 by dialing (719) 457-0820; pass code for the replay is 4080978. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Pre-Paid Legal Services

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase significantly our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we may have material weaknesses in our internal control environment. Please refer to pages 38 and 39 of our 2004 Form 10-K and pages 8 and 9 of our September 30, 2005 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.


PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

             (Dollars and shares in 000s, except per share amounts)

                                                                        Three Months              Year Ended
                                                                     Ended December 31,          December 31,
                                                                  ------------------------ ------------------------
                                                                      2005        2004         2005         2004
                                                                  -----------  ----------- -----------  -----------
Revenues:
  Membership fees..............................................   $   100,649  $    91,274 $   389,255  $   355,461
  Associate services...........................................         7,411        6,294      28,963       24,901
  Other........................................................         1,224        1,478       5,162        5,575
                                                                  -----------  ----------- -----------  -----------
                                                                      109,284       99,046     423,380      385,937
                                                                  -----------  ----------- -----------  -----------
Costs and expenses:
  Membership benefits..........................................        35,800       31,445     137,150      122,280
  Commissions..................................................        33,760       29,797     141,631      118,757
  Associate services and direct marketing......................         5,707        7,714      30,453       29,325
  General and administrative...................................        13,564       11,709      49,015       43,742
  Other, net...................................................         3,099        2,362      10,456        9,578
                                                                  -----------  ----------- -----------  -----------
                                                                       91,930       83,027     368,705      323,682
                                                                  -----------  ----------- -----------  -----------

Income before income taxes.....................................        17,354       16,019      54,675       62,255
Provision for income taxes.....................................         5,987        5,527      18,863       21,478
                                                                  -----------  ----------- -----------  -----------
Net income.....................................................   $    11,367  $    10,492 $    35,812  $    40,777
                                                                  -----------  ----------- -----------  -----------
Basic earnings per common share................................   $      .73   $      .68  $     2.31   $     2.50
                                                                  -----------  ----------- -----------  -----------
Diluted earnings per common share..............................   $      .73   $      .66  $     2.29   $     2.48
                                                                  -----------  ----------- -----------  -----------
Dividends declared per common share............................   $      .30   $      .50  $      .60   $      .50
                                                                  -----------  ----------- -----------  -----------

Weighted average number of shares:
  Basic........................................................        15,467       15,540      15,470       16,313
  Diluted......................................................        15,635       15,778      15,652       16,458


Net cash provided before changes in assets and liabilities..............................     $   45,443  $    51,689
Net cash provided by operating activities...............................................     $   50,131  $    47,263
Net cash used in investing activities...................................................     $  (15,545) $   (11,322)
Net cash used in financing activities...................................................     $  (26,601) $   (31,428)


                                       ###